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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2002

ARCHON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-9481 (Commission File Number)	88-0304348 (IRS Employer Identification No.)
3933 Howard Hughes Parkway, Suite 630 Las Vegas, Nevada (Address of Principal Executive Offices)		89109 (Zip Code)

Registrant's telephone number, including area code: (702) 732-9120

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events AND Regulation FD Disclosure.

        On April 10, 2002, Archon Corporation (the "Company") issued a press release announcing that its Board of Directors has authorized an increase of an additional $1 million in the Company's preferred stock repurchase program. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated April 10, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHON CORPORATION
Date: April 10, 2002	By:	/s/ THOMAS K. LAND Thomas K. Land Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 10, 2002

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FORM 8-K
Item 5. Other Events AND Regulation FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX